SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    December 23, 2009

 ALLEGIANT PROFESSIONAL BUSINESS SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	333-135805	20-3336498
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1590 South Lewis
Anaheim, CA  92805
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

 (714) 300-0500
(ISSUER TELEPHONE NUMBER)

[Missing Graphic Reference]
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On or about December 7, 2009 the company's Board of Directors authorized repurchase of up to an aggregate of 15,000,000 shares of its common stock as market and business conditions warrant. The share repurchases are being made by the company's designated brokerage firm, and are being conducted under applicable SEC guidelines and regulations.

The below schedule list the dates, quantity and prices paid for stock repurchases to date.

Date of	Shares	Purchase	Total Purchase
Transaction	Purchased	Price @ Share	Price
10/14/2009	2720	0.014	$38.08
10/15/2009	2720	0.014	$38.08
11/2/2009	4204	0.015	$63.06
11/11/2009	3130	0.025	$78.25
11/12/2009	3130	0.04	$125.20
11/16/2009	2432	0.03	$72.96
11/18/2009	2432	0.02	$48.64
11/23/2009	2714	0.021	$56.99
11/25/2009	2714	0.02	$54.28
12/2/2009	4331	0.03	$129.93
12/3/2009	4331	0.028	$121.27
12/4/2009	4331	0.029	$125.60
12/8/2009	14930	0.024	$358.32
12/9/2009	14930	0.022	$328.46
12/15/2009	42670	0.018	$768.06

	111719	$0.022	$2,407.18
		Average price
		per share purchased

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ David Goldberg
_______________________                                                                                                December 23, 2009
David Goldberg
Chief Executive Officer
Chairman of the Board of Directors

/s/ Brian Bonar
_________________________                                                                                                December 23, 2009
Brian Bonar
Director

 /s/ John Capezzuto
_________________________                                                                                                December 23, 2009
John Capezzuto
Director